Exhibit 8.1

List of Subsidiaries of

Pactera Technology International Ltd.文思海辉技术有限公司(the “Registrant”)

Name of Company		Jurisdiction of Incorporation
Subsidiary
1.	Pactera Singapore Pte. Ltd.	a Singapore company
2.	Pactera Systems (Hong Kong) Limited	a Hong Kong company
3.	Pactera Holdings Spain, S.L.	a Spain company
4.	Pactera Technologies NA, Inc.	a Delaware, USA company
5.	Pactera Technology Japan Co., Ltd.	a Japan company
6.	VanceInfo Technologies Inc.	a Cayman Islands company
7.	BearingPoint Assets Pty Limited	an Australian company
8.	BearingPoint Holdings Pty Limited	an Australian company
9.	BearingPoint Group Pty Limited	an Australian company
10.	BearingPoint Pty Limited	an Australian company
11.	BearingPoint Services Pty Limited	an Australian company
12.	Pactera Switzerland AG	a Switzerland company
13.	Pactera Technology Spain, S.L.	a Spanish company
14.	NouvEON Technology Partners, Inc.	a North Carolina, USA company
15.	DMK International, Inc.	a Delaware, USA company
16.	Pactera Technologies, Inc.	a Delaware, USA company
17.	Pactera Technology Limited	a British Virgin Islands Company
18.	Pactera Technologies Australia Pty Ltd	an Australian company
19.	VanceInfo Singapore Pte. Ltd.	a Singapore company
20.	Pactera Malaysia Inc. Sdn. Bhd.	a Malaysia company
21.	Pactera Financial Solutions Limited	a British Virgin Islands Company
22.	Pactera (Hong Kong) Limited	a Hong Kong company
23.	Lifewood Technology Limited	a Hong Kong company
24.	Lifewood Data Technology Limited	a Hong Kong company
25.	TP (Hong Kong) Limited	a Hong Kong company
26.	TP Consultants Limited	a Hong Kong company
27.	TP (Taiwan) Limited	a Hong Kong company
28.	TP Teleservices Limited	a Hong Kong company
29.	PT. Pactera Jatis Indonesia	an Indonesia company
30.	Pactera Hungary Kft.	a Hungary company
31.	Pactera Technology (Mauritius) Limited	a Mauritius company
32.	Insurance Systems Laboratory Co., Ltd.	a Japan company
33.	Pactera Financial Service Limited	a Hong Kong company
34.	Dalian Pactera Technology Limited	a PRC company
35.	Shenzhen Pactera Systems Limited	a PRC company
36.	Chengdu Pactera Technology Limited	a PRC company
37.	HiSoft Services (Beijing) Ltd.	a PRC company
38.	Shanghai HURO Digital Technology Co., Ltd.	a PRC company
39.	Shenzhen Pactera Information Limited	a PRC company
40.	Wuxi Pactera Technology Limited	a PRC company
41.	Beijing Pactera Jinxin Technology Limited	a PRC company
42.	Beijing Horizon Information & Technology Co., Ltd.	a PRC company

43.	Wuxi Pactera Technology Training Limited	a PRC company
44.	Beijing Pactera Glorycube Technology Limited	a PRC company
45.	Pactera Data Service (Shanghai) Limited	a PRC company
46.	Shenzhen Pactera Technology Limited	a PRC company
47.	VanceInfo Technologies Limited	a PRC company
48.	Lifewood Data Technology (Dongguan) Limited	a PRC company
49.	TP Software Technology (Shanghai) Co., Ltd.	a PRC company
50.	Pactera Technology Limited	a PRC company
51.	Beijing Pactera Data Pioneer Information Technology Limited	a PRC company
52.	Beijing Sunwin Corporation Limited	a PRC company
53.	Beijing Viatt Information Technology Co., Ltd.	a PRC company
54.	Beijing Pactera Airsoft Technology Limited	a PRC company
55.	Shanghai Pactera Software Technology Limited	a PRC company
56.	Shanghai Pactera Technology Limited	a PRC company
57.	Nanjing Pactera Technology Limited	a PRC company
58.	Beijing Kang Pu Wei Century Information Technology Co., Ltd.	a PRC company